The Universal Institutional Fund, Inc. - Emerging Markets
Equity Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Grupo Financiero Banorte SAB de
CV
Purchase/Trade Date:	  7/17/2013
Offering Price of Shares:  MXN 71.500
Total Amount of Offering: 389,018,940 shares
Amount Purchased by Fund: 66,100 shares
Percentage of Offering Purchased by Fund: 0.017
Percentage of Fund's Total Assets: 0.10
Brokers:  Morgan Stanley, BofA Merrill Lynch, JP
Morgan, BTG Pactual, Goldman, Sachs & Co., Itau BBA,
Mitsubishi UFJ Securities, BNP Paribas, Nomura
Purchased from: Merrill Lynch
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 China Cinda Asset Management Co.
Ltd.
Purchase/Trade Date:	 12/6/2013
Offering Price of Shares: HKD 3.580
Total Amount of Offering: 5,318,840,000 shares
Amount Purchased by Fund: 319,000 shares
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.02
Brokers:  BofA Merrill Lynch, Credit Suisse, Goldman
Sachs, Morgan Stanley, UBS, BOC International, Standard
Chartered, CICC, Jefferies, Cinda International Securities
Limited, ICBC, CMS, BOCOM International
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 China Conch Venture Holdings
Purchase/Trade Date:	12/13/2013
Offering Price of Shares: HKD 13.560
Total Amount of Offering: 265,000,000 shares
Amount Purchased by Fund: 61,000
Percentage of Offering Purchased by Fund: 0.023
Percentage of Fund's Total Assets: 0.02
Brokers:  Deutsche Bank Group, Goldman Sachs, HSBC,
Morgan Stanley
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.